Exhibit 10.1
AMENDMENT
TO THE
PRESIDENTIAL REALTY CORPORATION
DEFINED BENEFIT PLAN

As Amended and Restated Effective January 1, 1997

WHEREAS, the Presidential Realty Corporation (the “Employer”) sponsors a defined benefit pension plan known as the Presidential Realty Corporation Defined Benefit Plan; (the “Plan”); and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to freeze all future benefit accruals under the terms of the Plan effective February 28, 2009, and in conjunction therewith, freeze participation in the Plan for any Eligible Employee who has not become a Participant prior to February 28, 2009; and

WHEREAS, the Employer also desires to freeze participation with respect to any Former Participant who may become reemployed following termination of employment or otherwise regain the status of Eligible Employee; however, Years of Service for vesting purposes may continue to accrue for such Employee, subject to the Plan’s Break in Service rules;

NOW, THEREFORE, effective as of February 28, 2009, the Employer hereby amends the Plan to provide as follows:

1.	Section 1.9 of Article I, the definition of “Average Monthly Compensation”, is amended by adding the following new paragraph, to be placed at the end of such Section:

“In conjunction with the freezing of benefit accruals effective February 28, 2009, in no event will a Participant’s Compensation earned after February 28, 2009 be considered in the determination of his Average Monthly Compensation.”

2.	Section 1.40, Article I, the definition of “Plan Year of Service”, is amended by adding the following new paragraph, to be placed at the end of such Section:

“Effective February 28, 2009, all future benefit accruals under the Plan shall be frozen, and periods of employment after such date shall not be considered in the determination of a Participant’s Plan Years of Service under the Plan.”

3.           Section 3.1 of Article III, entitled “Conditions of Eligibility”, is amended by adding the following new paragraph, to be placed at the end of such Section:

“In no event shall any Eligible Employee who is not already a Participant as of February 28, 2009 become eligible to participate in the Plan after such date in accordance with the further terms of the this Article III, except as may be provided in accordance with Section 3.5(d).”

4.           Section 3.5 of Article III, entitled “Rehired Employees and Breaks in Service”, is amended by adding the following new paragraph (d):

“(d)
Effective as of the date this Amendment is adopted, no Former Participant shall be permitted to again become a Participant upon becoming reemployed as an Employee following his termination of employment.  However, such Employee may continue to accrue Years of Service for vesting purposes in accordance with the Break in Service rules and further terms of the Plan.”

5.           The first sentence of subparagraph (a), Section 5.1 of Article V, which Section is entitled “Retirement Benefits”, is amended in its entirety as follows:

“(a) The amount of monthly retirement benefit to be provided for each Participant who retires on his Normal Retirement Date shall be equal to the his Accrued Benefit (herein called the Participant’s Normal Retirement Benefit), provided however, that effective February 28, 2009 and subject to the further terms of the Plan, benefit accruals under the Plan shall be frozen, and no future benefits shall accrue after such date.”

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by a duly authorized person this 27th day of February, 2009.

WITNESS	PRESIDENTIAL REALTY CORPORATION

/s/ Elizabeth Delgado_	By:	/s/ Jeffrey F. Joseph

Title: President and CEO

PRESIDENTIAL REALTY CORPORATION
CERTIFICATE OF RESOLUTION

The undersigned Secretary of Presidential Realty Corporation (the “Employer”) hereby certifies that the following resolutions were duly adopted by the Employer’s board of directors on December 11, 2008, and that such resolutions have not been modified or rescinded as of the date hereof:

RESOLVED, effective February 28, 2009, the Presidential Realty Corporation Defined Benefit Plan (the “Plan”) be amended to freeze future benefit accruals under the Plan, and to freeze participation in the Plan with respect to any Employee who is not a Participant in the Plan on February 28, 2009; and

RESOLVED, the Employer also desires to freeze participation with respect to any former Participant who may become reemployed following termination of employment or otherwise regain the status of Eligible Employee; however, Years of Service for vesting purposes may continue to accrue for such Employee, subject to the Plan’s Break in Service rules;

RESOLVED, that the proper officers of the Employer are hereby authorized and directed to execute such documentation as is necessary to effectuate the adoption of the amendment of the Plan.

/s/ Elizabeth Delgado
Secretary

February 27, 2009
Date